Exhibit 99.1

SunPower Files 2025 10K Report

Drives Year-End Balance Sheet Cleanup to Launch 2026

●	Purged $20.7 million from the balance sheet by implementing 40 10K audit adjustments

●	Grew 2025 GAAP Revenue to $300 million

●	Produced 10K GAAP/non-GAAP Operating Income of ($26.9)/$7.33 million in 2025

●	Adopted “SunPower” as legal name and brand

●	Completed three acquisitions, expanding sales coverage from 22 to 46 states

OREM, Utah (April 14, 2026) – SunPower Inc. (“SunPower,” the “Company,” or Nasdaq: “SPWR”) a solar technology, services, and installation company, announced the filing of its 2025 10K report this morning, which is summarized below with comparison data from prior unaudited Q1’25-Q4’25 quarterly reports (the “prior reports”). The full 10K filing can be found on the company’s IR website at https://investors.sunpower.com/financial-information/sec-filings.

SunPower 2025 Annual Income Statement

	From Audited 10K			From Q1’25-Q4’25 Reports
	GAAP[1]	non-GAAP[3]		GAAP[2]	non-GAAP[3]
($1000s, except gross margin)
Revenue	300,000	300,000	[4]	308,757	308,757	[4]
Gross Profit	129,212	145,564		149,790	145,767
Gross Margin	43%	49%		49%	47%
Operating Expense (Opex)	156,143	138,237		156,025	134,843
Opex (less commission)	119,134	101,228		110,546	89,364
Standard GAAP/non-GAAP Adjustments[3]	34,258 [5]	-		17,159	-
Operating Income/(Loss)	(26,931)	7,327	[6]	(6,235)	10,924	[6]
Cash Balance[7]	9,617	9,617		9,279	9,279

[1]	To see our 2025 GAAP financial statements, go to the SEC 10K filing on our website [us.sunpower.com].
[2]	The GAAP section of the Q1’25-Q4’25 investor reports.
[3]	Non-GAAP results based on the 10K results compared to results from prior Q1’25-Q4’25 unaudited reports [“prior reports”]. Our non-GAAP financials are used to run the company and by policy differ from GAAP reporting in only three ways: no non-cash amortization of intangibles, no employee stock compensation charges and no one-time M&A charges.
[4]	Audit-adjusted revenue is $8,757 lower than the sum of prior reports due to correction of double bookings in a legacy IT system.
[5]	GAAP operating income is $34,258 lower than non-GAAP operating income due to non-cash events: $10,488 in stock-based compensation, $9,126 in amortization of intangibles (e.g., depreciation of the book value of our name), $14,644 in acquisition related expenses, including $12,798 in adjusted purchase price of acquired inventory that reflects our actual collected cash gross profit.
[6]	The $7,327 operating income from the 10K is lower than the $10,924 from the Q1’25-Q4’25 prior reports due to balance sheet cleanup and 10K audit adjustments.
[7]	Cash balances exclude restricted cash and include cash in transit.

Fellow Shareholders:

SunPower CEO T.J. Rodgers commented, “Compared to our quarterly 2025 Q1-Q4 unaudited GAAP reports, the 10K audit adjustments 1) reduced our 2025 revenue by $8,757 from $308,757 to $300,000 due to eliminating double bookings in our legacy – now retired – Albatross computer system, and 2) increased our 2025 GAAP operating loss to ($26,931) due to a one-time balance sheet cleanup from 10K audit adjustments. After our standard GAAP/non-GAAP correction, our 10K-based 2025 non-GAAP operating income is $7,327 vs. the $10,924 non-GAAP operating income in prior Q1-Q4 reports. This analysis thus shows that our full-year, audit-adjusted 10K results for revenue and operating income are reasonably close to our prior Q1’25-Q4’25 unaudited quarterly reports. However, there are larger 10K vs. prior report variations in the individual quarterly reports, as analyzed below.

2025 GAAP and non-GAAP Operating Income (OpInc)

From Both 10K and Prior Q1’25-Q4’25 Preliminary Reports

($1000s, unless otherwise noted)	Q1	Q2	Q3	Q4	2025
Audited 10K GAAP Oplnc (this report)	(7,844)	(6,295)	(6,025)	(6,767)	(26,931)
GAAP/non-GAAP Adjustments (prior reports)
Stock comp	314	3,717	4,174	2,718	10,923
Dep. & Amor.	1,582	1,419	1,292	1,942	6,235
One time M&A	-	-	-	-	-
10K Audit Adjustments
to Stock Comp				(435)	(435)
to Dep. & Amor.				2,891	2,891
for one-time M&A charges*	-	2,188	7,028	5,428	14,644

Adjusted non-GAAP Oplnc (10K based)	(5,948)	1,029	6,469	5,777	7,327

Prior Reported non-GAAP Oplnc	2,938	2,418	2,023	3,545	10,924
GAAP/Non-Gaap Oplnc Differences	(8,886)	(1,389)	4,446	2,232	(3,597)

Rodgers continued, “The differences of quarterly non-GAAP operating income based on the 10K vs. prior reports vary widely from ($8,886) unfavorable to $4,446 favorable due mainly to 1) the audit adjustments retroactively impacting every quarter, and 2) the large, favorable M&A adjustments (* above) we made to properly reflect the 80% cash gross margin we collected on the SunPower jobs we acquired. GAAP accounting demands (punitively in this case) that we cannot report higher than our normal (45%) gross margin on acquired inventory – so our policy-driven, non-GAAP adjustments, corrected the mandated 45% to reality (80%) because we bought the inventory at 20% COGS, booked 80% gross margin on it and collected all the cash. Because of these quarterly discrepancies, we will restate the Q1’25-Q3’25 10Q quarterly reports to square them with the reference 10K results. Nonetheless, the filing of the 10K means that we are now “current” in our reporting.

Rodgers concluded, “In 2025 we merged three companies that had lost a total of about $40 million in Q3’24, prior to the acquisition, turned them profitable on the operating income line, and acquired three more companies. Our 2026 plan is to grow our combined companies to over $400 million in revenue.”

About SunPower

SunPower Inc. (Nasdaq: SPWR) is a leading residential solar services provider in North America. The Company’s digital platform and installation services support energy needs for customers wishing to make the transition to a more energy-efficient lifestyle. For more information visit www.sunpower.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events, and , you can identify forward-looking statements because they contain words such as “will,” “goal,” “prioritize,” “plan,” “target,” “expect,” “expected to,” “focus,” “forecast,” “look forward,” “opportunity,” “believe,” “estimate,” “continue,” “anticipate,” “could,” “forecast,” and “pursue” or the negative of these terms or similar expressions. Forward-looking statements in this press release include, without limitation, statements relating to SunPower’s expectation to successfully grow our combined companies to over $400 million in revenue, and other risks and uncertainties applicable to SunPower’s business and the completed or future acquisitions. Actual results could differ materially from these forward-looking statements as a result of certain risks and uncertainties. For additional information on these risks and uncertainties and other potential factors that could affect our business and financial results, impact the anticipated benefits of completed or future acquisitions, or cause actual results to differ from the results predicted, readers should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on April 14, 2026, our quarterly reports on Form 10-Q filed with the SEC, and other documents that we have filed with, or will file with, the SEC. Such filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements in this press release speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and SunPower assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Company Contacts:

Sioban Hickie

VP Investor Relations

IR@sunpower.com

(801) 515-8727

Source: SunPower Inc.